UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023 (October 9, 2023)

CANO HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39289	98-1524224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

(855) 226-6633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	CANO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 9, 2023, Mark Novell resigned as the Chief Accounting Officer of Cano Health, Inc. (the “Company”). Consistent with the Company’s previously-announced plans to restructure its operations to streamline and simplify the organization to improve efficiency and reduce costs, including workforce reductions, Eladio Gil, currently serving as Company’s Interim Chief Financial Officer, will assume responsibility for the Company’s accounting functions. Mr. Gil earned a Bachelor’s of Business Administration, Finance, with a minor in accounting, from Florida International University, is qualified as a CPA and is a member of the Florida Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 13, 2023	CANO HEALTH, INC.

	By:	/s/ Mark Kent
Mark Kent
Chief Executive Officer